UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2014

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania	15219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Management Development and Compensation Committee (the “Committee”) approved and the Board of Directors (the “Board”) of Koppers Holdings Inc. (the “Company”) ratified special retention awards for certain executives, which were granted on February 18, 2014. In order to help ensure their continued service to the Company and support succession planning objectives, the following awards of time-based restricted stock units (the “Retention Awards”) were granted:

Named Executive Officer	Time-Based Restricted Stock Units

Leroy M. Ball Vice President and Chief Financial Officer	5,000

Steven R. Lacy Senior Vice President, Administration, General Counsel and Secretary	5,000

Brian H. McCurrie Senior Vice President, Global Carbon Materials & Chemicals	3,000

Mark R. McCormack Vice President, Australian Operations	3,000

The Retention Awards will vest annually in equal one-third installments over three years beginning on the first anniversary of the grant date. Dividends declared on the Company’s common stock during the restricted period of the Retention Awards will be credited at equivalent value as additional stock units and become payable as additional common shares upon vesting. In the event of termination of employment, other than retirement, death or disability, any unvested stock units will be forfeited, including additional stock units credited from dividends. In the event of termination of employment due to retirement, death or disability, the stock units will vest ratably over the service period. There are special vesting provisions related to a change in control.

The Committee and the Board also approved and ratified, respectively, a one-time special recognition award of 10,000 time-based restricted stock units to Walter W. Turner, the Company’s President and Chief Executive Officer, in light of his efforts and continued guidance of the Company under difficult circumstances, especially given the continued weakness of the Company’s end-markets in Europe and the United States. Mr. Turner’s award will vest annually in equal one-third installments over three years beginning on the first anniversary of the grant date, provided, however, that if Mr. Turner remains employed through December 31, 2014, or if his employment is terminated prior to December 31, 2014 under certain circumstances, Mr. Turner will be eligible to receive the same number of stock units as he would have received had his employment continued through the first, second and third anniversaries of the grant date. Dividends declared on the Company’s common stock during the restricted period of this award will be credited at equivalent value as additional stock units and become payable as additional common shares upon vesting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2014

KOPPERS HOLDINGS INC.

By:	/s/ Leroy M. Ball
Leroy M. Ball
Vice President and Chief Financial Officer